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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the                 If this Form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please check the         Instruction A.(d), please check the
following box. [X]                            following box. [ ]


Securities Act registration statement file number to which this form relates:
333-129243

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class               Name of Each Exchange on Which
          to be so Registered               Each Class is to be Registered
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Global Medium-Term Notes, Series F,         THE AMERICAN STOCK EXCHANGE LLC
10% SPARQS due February 20, 2007
(Mandatorily Exchangeable for Shares
of the Common Stock of Chesapeake
Energy Corp.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, 10% Stock Participation Accreting Redemption Quarterly-pay Securities due February 20, 2007 (Mandatorily Exchangeable for Shares of the Common Stock of Chesapeake Energy Corp.)" (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-129243) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 14, 2005 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated January 24, 2006 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the SPARQS.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY
                                   (Registrant)


Date:  January 24, 2006              By:  /s/ Martin M. Cohen
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                                         Name:  Martin M. Cohen
                                         Title: Assistant Secretary and Counsel


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                                INDEX TO EXHIBITS


Exhibit No.                                                         Page No.

   4.1        Proposed form of Global Note evidencing the SPARQS      A-1



                                  Page 4 of 4